As filed with the Securities and Exchange Commission on March 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RALLYBIO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1083789
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

234 Church Street, Suite 1020 New Haven, CT	06510
(Address of Principal Executive Offices)	(Zip Code)

Rallybio Corporation 2021 Equity Incentive Plan

(Full Title of the Plan)

Stephen Uden, M.D.

Chief Executive Officer

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

(Name and Address of Agent For Service)

(203) 859-3820

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Equity Incentive Plan of Rallybio Corporation (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-258383, filed with the Securities and Exchange Commission on August 2, 2021 by the Registrant, relating to the Registrant’s 2021 Equity Incentive Plan.

Item 8.	Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021 (File No. 001-40693) and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021 (File No. 001-40693) and incorporated herein by reference).

4.3	Rallybio Corporation 2021 Equity Incentive Plan (previously filed as Exhibit 10.12 to the registration statement on Form S-1 filed on July 22, 2021 (File No. 333-257655) and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP independent registered public accounting firm.

24.1*	Powers of Attorney (included on the signature page in Part II).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut, on this 13th day of March, 2024.

RALLYBIO CORPORATION

By:	/s/ Stephen Uden
Stephen Uden, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Rallybio Corporation hereby severally constitute and appoint Stephen Uden, Jonathan I. Lieber, and Michael Greco, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Rallybio Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Uden Stephen Uden, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2024

/s/ Jonathan I. Lieber Jonathan I. Lieber	Chief Financial Officer and Treasurer (Principal Accounting and Principal Financial Officer)	March 13, 2024

/s/ Martin W. Mackay Martin W. Mackay, Ph.D.	Executive Chairman	March 13, 2024

/s/ Helen M. Boudreau Helen M. Boudreau, M.B.A.	Director	March 13, 2024

/s/ Wendy K. Chung Wendy K. Chung, M.D., Ph.D.	Director	March 13, 2024

/s/ Rob Hopfner Rob Hopfner, R.Ph., Ph.D., MBA	Director	March 13, 2024

/s/ Ronald M. Hunt Ronald M. Hunt, M.B.A.	Director	March 13, 2024

/s/ Lucian Iancovici Lucian Iancovici, M.D.	Director	March 13, 2024

/s/ Hui Liu Hui Liu, Ph.D., M.B.A.	Director	March 13, 2024

/s/ Christine A. Nash Christine A. Nash, M.B.A.	Director	March 13, 2024

/s/ Kush M. Parmar Kush M. Parmar, M.D., Ph.D.	Director	March 13, 2024

/s/ Paula Soteropoulos Paula Soteropoulos	Director	March 13, 2024